Exhibit 99.1

K&S Corporate Headquarters Kulicke & Soffa Pte Ltd 23A Serangoon North Ave 5 #01-01, Singapore 554369
+65-6880-9600 main +65-6880-9580 fax www.kns.com Co. Regn. No. 199902120H

Kulicke & Soffa Reports Third Quarter 2015 Results

Singapore – August 4, 2015 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”) today announced results for its third fiscal quarter ended June 27, 2015.

Quarterly Results
	Fiscal Q3 2015	Change vs. Fiscal Q3 2014	Change vs. Fiscal Q2 2015
Net Revenue	$164.6 million	down 8.8%	up 13.4%
Gross Profit	$77.6 million	down 8.9%	up 13.1%
Gross Margin	47.1%	down 10 bps	down 10 bps
Income from Operations	$16.1 million	down 49.1%	up 64.3%
Operating Margin	9.8%	down 770 bps	up 310 bps
Net Income	$25.0 million	down 5.9%	up 215.7%
Net Margin	15.2%	up 50 bps	up 970 bps
EPS – Diluted	$0.33	down 2.9%	up 230.0%

Bruno Guilmart, Kulicke & Soffa's President and Chief Executive Officer, said, "Our sequential revenue improvement was largely due to incremental wire bonding capacity additions for select core market customers as well as a pickup in demand for our recently acquired Advanced Packaging Mass Reflow business line."

Third Quarter Fiscal 2015 Key Product Trends

•	Ball bonder equipment net revenue increased 15.9% over the March quarter.

•	69.7% of ball bonder equipment was sold as copper capable.

•	Wedge bonder equipment net revenue increased by 4.8% over the March quarter.

•	Advanced Packaging Mass Reflow equipment net revenue increased by 24.4% over the March quarter.

Third Quarter Fiscal 2015 Financial Highlights

•	Net revenue of $164.6 million.

•	Gross margin of 47.1%.

•	Net income of $25.0 million or $0.33 per share includes favorable tax benefits totaling $13.7 million or $0.18 per share.

•	Cash and cash equivalents were $475.9 million as of June 27, 2015.

•	3.8 million shares, equivalent to 5% of the June Quarter's diluted weighted average shares outstanding, were repurchased during the June Quarter.

Fourth Quarter Fiscal 2015 Outlook

The Company currently expects net revenue in the fourth fiscal quarter of 2015, ending October 3, 2015, to be in the range of approximately $135 million to $145 million.

Looking forward, Bruno Guilmart commented, “The lower level of guidance largely stems from higher inventory levels throughout the semiconductor value chain and expectations for muted semiconductor unit growth. Ultimately, these broad industry conditions reduce the near-term necessity for capacity additions to the install base. Our exposure to new market opportunities combined with a relentless focus on operational efficiency are anticipated to drive fundamental business improvements and further enhance our ability to perform throughout the cycle. Our recent and aggressive efforts to return capital to investors further extends our ability to create and deliver ongoing, meaningful and sustainable value to shareholders."

Earnings Conference Call Details

A conference call to discuss these results will be held today, August 4, 2015, beginning at 8:00 am (EDT). To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. The call will also be available by live webcast at investor.kns.com.

A replay will be available from approximately one hour after the completion of the call through August 11, 2015 by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 13613537. A webcast replay will also be available at investor.kns.com.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a global leader in the design and manufacture of semiconductor, LED and electronic assembly equipment. As a pioneer in this industry, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions and organic development, adding advanced packaging, advanced SMT, wedge bonding and a broader range of expendable tools to its core ball bonding products. Combined with its extensive expertise in process technology, K&S is well positioned to help customers meet the challenges of assembling the next-generation semiconductor and LED devices. (www.kns.com)

Caution Concerning Results and Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future revenue, sustained, increasing, continuing or strengthening demand for our products, the continuing transition from gold to copper wire bonding, replacement demand, our research and development efforts, our ability to identify and realize new growth opportunities and our ability to control costs. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; a slowdown of transition from gold to copper wire bonding by our customers and the industry, volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2014 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa Industries, Inc.
Joseph Elgindy
Investor Relations
P: +1-215-784-7500
P: +31-40-272-3016
F: +1-215-784-6180

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended		Nine months ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
Net revenue	$164,634	$180,517	$417,299	$373,836
Cost of sales	87,063	95,360	216,424	192,642
Gross profit:	77,571	85,157	200,875	181,194
Operating expenses:
Selling, general and administrative	33,151	28,600	90,140	76,303
Research and development	25,380	23,480	68,133	60,277
Amortization of intangible assets	2,946	1,329	7,032	3,988
Restructuring	8	164	(33)	1,139
Total operating expenses	61,485	53,573	165,272	141,707
Income from operations:	16,086	31,584	35,603	39,487
Other income (expense):
Interest income	469	256	1,184	878
Interest expense	(291)	(316)	(910)	(732)
Income from operations before income taxes	16,264	31,524	35,877	39,633
Income taxes (benefit)/expense	(8,775)	4,908	(4,935)	5,904
Net income	$25,039	$26,616	$40,812	$33,729

Net income per share:
Basic	$0.33	$0.35	$0.53	$0.44
Diluted	$0.33	$0.34	$0.53	$0.44

Weighted average shares outstanding:
Basic	75,420	76,596	76,376	76,308
Diluted	75,891	77,605	76,778	77,086

	Three months ended		Nine months ended
Supplemental financial data:	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
Depreciation and amortization	$5,415	$3,509	$13,978	$9,995
Capital expenditures	2,265	1,022	5,709	9,596
Equity-based compensation expense:
Cost of sales	88	82	304	269
Selling, general and administrative	1,914	2,182	6,389	6,924
Research and development	518	471	1,843	1,624
Total equity-based compensation expense	$2,520	$2,735	$8,536	$8,817

	As of
	June 27, 2015	June 28, 2014
Backlog of orders [1]	$75,101	$130,500
Number of employees	2,827	2,643

1.	Represents customer purchase commitments. While the Company believes these orders are firm, they are generally cancellable by customers without penalty.

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	June 27, 2015	September 27, 2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$475,925	$587,981
Short-term investments	—	9,105
Accounts and notes receivable, net of allowance for doubtful accounts of $0 and $143 respectively	172,411	171,530
Inventories, net	78,312	49,694
Prepaid expenses and other current assets	16,354	15,090
Deferred income taxes	5,601	4,291
TOTAL CURRENT ASSETS	748,603	837,691

Property, plant and equipment, net	51,923	52,755
Goodwill	81,272	41,546
Intangible assets	60,322	5,891
Other assets	5,354	6,565
TOTAL ASSETS	$947,474	$944,448

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Short term debt	$—	$—
Accounts payable	47,907	35,132
Accrued expenses and other current liabilities	47,431	43,731
Income taxes payable	636	2,488
TOTAL CURRENT LIABILITIES	95,974	81,351

Financing obligation	17,634	19,102
Deferred income taxes	44,567	44,963
Other liabilities	11,729	9,790
TOTAL LIABILITIES	169,904	155,206

SHAREHOLDERS' EQUITY
Common stock, no par value	488,495	479,116
Treasury stock, at cost	(107,659)	(46,984)
Retained earnings	395,678	354,866
Accumulated other comprehensive income	1,056	2,244
TOTAL SHAREHOLDERS' EQUITY	777,570	789,242

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$947,474	$944,448

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended		Nine months ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
Net cash provided by operating activities	$(214)	$5,919	$48,346	$84,189
Net cash used in investing activities, continuing operations	(362)	4,657	(90,919)	(8,672)
Net cash (used in) / provided by financing activities, continuing operations	(51,245)	(274)	(69,837)	205
Effect of exchange rate changes on cash and cash equivalents	600	45	354	(53)
Changes in cash and cash equivalents	(51,221)	10,347	(112,056)	75,669
Cash and cash equivalents, beginning of period	527,146	587,110	587,981	521,788
Cash and cash equivalents, end of period	$475,925	$597,457	$475,925	$597,457